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Exhibit 5.01

June 9, 2005

Cellegy Pharmaceuticals, Inc.
349 Oyster Point Boulevard, Suite 200
South San Francisco, CA 94080

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Cellegy Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about June 10, 2005, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of up to 5,050,543 shares of the Company's Common Stock, including 3,621,819 issued shares (the "Outstanding Shares"), and up to 1,428,724 shares of Common Stock ("Warrant Shares") that are issuable upon exercise of warrants (the "Warrants") issued to certain of the selling stockholders identified in the table appearing in the Prospectus under the heading "Selling Stockholders."

        In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

  (1)
  The Registration Statement (including the Prospectus included therein), together with the Exhibits filed as a part thereof or incorporated therein by reference (the "Exhibit Agreements"), including the Purchase Agreement dated as of May 12, 2005 ("Agreement") and the Registration Rights Agreement dated as of May 12, 2005.

  (2)
  A copy of the Company's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 2, 2004, certified by the Company's Secretary (the "Restated Certificate").

  (3)
  A copy of the Company's Bylaws, certified by the Company's Secretary (the "Bylaws").

  (4)
  Minutes of meetings and actions by written consent of the Company's Board of Directors (and committees thereof) relating to the Agreement and the Registration Rights Agreement that are contained in the Company's minute books that have been furnished to us by the Company in connection with the rendering of this opinion (the "Minute Book Contents"), the Company's stockholder database containing information concerning the number of outstanding shares, share issuances and share repurchases and cancellations, and the Company's database containing information concerning the granted, exercised and cancelled stock options, warrants, and other securities issued by the Company, certified to us by the Company in the Management Certificate as being complete and correct (collectively, the "Securityholder Information").

  (5)
  A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Management Certificate").

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Stockholders and the due authorization, execution and delivery of all documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Outstanding Shares and any Warrant Shares that are issued have been (or, in the case of Warrant Shares, will be issued) will be properly signed by authorized officers of the Company or their agents.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California, the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of Outstanding Shares or Warrant Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such resale of Outstanding Shares or Warrant Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or issuance of such shares or their status as fully paid and nonassessable.

        The Company has informed us that the Selling Stockholders may resell Outstanding Shares or Warrant Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to any Selling Stockholder's resale of Outstanding Shares or Warrant Shares pursuant to the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto and will afford us an opportunity to review the operative documents pursuant to which such Outstanding Shares or Warrant Shares are to be resold (including the Registration Statement, the prospectus and applicable prospectus supplement, if any, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such resale. However, we undertake no responsibility to monitor the Company's or any Selling Stockholder's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

        In rendering any opinion that the Outstanding Shares and Warrant Shares are "fully paid," we have assumed that such shares were issued in accordance with the terms of the Agreement, that Warrant Shares will be issued in accordance with the terms of the Agreement and the Warrants, and that the Company has received full consideration for the issuance of such shares provided for in the Agreement and/or the Warrants (as applicable), and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

        Based upon the foregoing, it is our opinion that the Outstanding Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement are, and the Warrant Shares, when issued upon exercise of the Warrants and fully paid for as provided in the Warrants will be, validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ WEINTRAUB GENSHLEA CHEDIAK SPROUL WEINTRAUB GENSHLEA CHEDIAK SPROUL A law corporation

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  Exhibit 5.01